Exhibit 99.1

STORE Capital Issues $335 Million A+ Rated Securities

Sells $200 Million in Notes to Address Current Needs

SCOTTSDALE, Ariz., October 19, 2016 - STORE Capital Corporation (NYSE: STOR), an internally managed net-lease real estate investment trust (REIT) that invests in Single Tenant Operational Real Estate, announced today that it has issued an aggregate of $335 million of long-term fixed-rate notes designated as STORE Master Funding Net Lease Mortgage Notes, Series 2016-1.  This is the seventh note issuance under STORE’s Master Funding debt program, its proprietary debt financing vehicle.

As part of the issuance, $200 million of 10-year Class A-1 notes were issued at an interest rate of 3.96% and sold in a private placement to qualified institutional buyers. STORE also issued $135 million of 10.5-year Class A-2 notes which were retained by STORE for future sale to qualified institutional buyers.  Both classes of notes were rated A+ by Standard & Poor’s Ratings Services.

“This achievement represents our lowest long-term Master Funding borrowing cost since our inaugural issuance in 2012,” said Christopher H. Volk, President and CEO.  “With this Master Funding issuance, we introduced a new and important feature, which is our ability to issue A+ rated notes, while only selling the amount necessary to address our current borrowing needs. In this case, we issued but retained $135 million of Class A-2 notes that we can sell in an efficient manner at a later date.  This issuance also reflects our long-term strategy to pair our Master Funding debt issuances with our complementary unsecured term note program to realize greater capital flexibility, efficiency and diversity over time.”

The notes are not registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.  The notes may only be offered and sold in the United States in accordance with Rule 144A under the Securities Act. This press release does not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful under the laws of such jurisdiction.

About STORE Capital

STORE Capital Corporation is an internally managed net-lease real estate investment trust, or REIT, that is a leader in the acquisition, investment and management of Single Tenant Operational Real Estate, which is its target market and the inspiration for its name.  STORE Capital is one of the largest and fastest growing net-lease REITs and owns a large, well-diversified portfolio that consists of investments in over 1,500 property locations, substantially all of which are profit centers, in 48 states.  Additional information about STORE Capital can be found on its website at www.storecapital.com

Forward-Looking Statements

Certain statements contained in this press release that are not historical facts may contain forward-looking statements. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximate” or “plan,” or the negative of these words and phrases or similar words or phrases. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. For more information on risk factors for STORE Capital’s business, please refer to the periodic reports and prospectuses it files with the Securities and Exchange Commission from time to time. These forward-looking statements speak only as of the date of this press release and should not be relied upon as predictions of future events. STORE Capital expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein, to reflect any change in STORE Capital’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Financial Profiles

Kristen Papke, (310) 622-8225

Moira Conlon, (310) 622-8220

STORECapital@finprofiles.com

# # #